NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE HEREUNDER HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND AS SUCH MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH WARRANT OR SECURITIES, OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT OR UNLESS THE COMPANY SHALL RECEIVE AN OPINION FROM COUNSEL TO HOLDER, REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

                                  ANALOGY, INC.

                          Common Stock Purchase Warrant

                                November 22, 1996

          THIS CERTIFIES THAT, for value received, Andrew Hughes ("Hughes") is entitled to purchase up to Fifty Four Thousand Five Hundred Fifty (54,550) shares (the "Shares") of Common Stock of Analogy, Inc., an Oregon corporation (the "Company"), at a price per share of $ 4.125 (such price and such other price as shall result, from time to time, from adjustments specified below is referred to herein as the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term "Common Stock" shall mean the Company's duly authorized Common Stock, no par value, and the term "Grant Date" shall mean the date set forth above.

          1.   TERM.

               a. WHEN EXERCISABLE. Subject to the terms hereof, the purchase rights represented by this Warrant vesting and becoming exercisable, in accordance with the following schedule:

          13,637 Shares on that date which is 6 months from the date hereof; 13,638 Shares on that date which is 12 months from the date hereof; 13,637 Shares on that date which is 18 months from the date hereof; and
          13,638 Shares on that date which is 24 months from the date hereof;

provided, however, that in the event Hughes' employment with the Company or any affiliate thereof is terminated for "cause" (as defined in that certain Employment Agreement by and between Symmetry Design Systems, Inc. and Andrew Hughes dated as of November 22, 1996 (the "Employment Agreement")) or voluntarily by Hughes prior to November 22, 1998, the purchase rights represented by this Warrant shall vest and be exercisable if and only as vested and exercisable on the date of such termination and in accordance with the last sentence of this Paragraph 1; and provided, further, that in the event Hughes' employment with the Company or any affiliate thereof is terminated without "cause" (as defined in the

Employment Agreement) prior to November 22, 1998, the purchase rights represented by this Warrant shall continue to vest and become exercisable in accordance with the foregoing schedule and the last sentence of this Paragraph
1. Hughes may exercise the purchase rights represented by this Warrant (to the extent the same are vested and exercisable), no later than the 180th day following (i) the termination date of Hughes' employment with the Company or any affiliate thereof if such termination was for "cause" or voluntary, or (ii) the period ending November 22, 1998 if Hughes' employment with the Company or any affiliate thereof was terminated without "cause."

               b. ACCELERATION OF EXERCISABLITY. Notwithstanding the provisions of subparagraph 1(a) above, in the case of (i) any merger of the Company with or into another corporation where the Company is not the survivor of such merger, (ii) any sale of all or substantially all of the assets of the Company, (iii) any acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities of the Company representing in excess of fifty percent (50%) of the voting power entitled to vote in the election of directors, or (iv) the death or permanent disability of Hughes, then, upon the effective date of such merger, sale or acquisition, or upon the date of such death or determination of permanent disability, 100% of the Shares shall be vested and immediately exercisable.

          2.   METHOD OF EXERCISE; NET ISSUE EXERCISE.

               a. METHOD OF EXERCISE: PAYMENT: ISSUANCE OF NEW WARRANT. The purchase right represented by this Warrant may be exercised by Hughes, in whole or in part, at any time or from time to time, at the election of Hughes, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT A duly executed) at the principal office of the Company and by the payment to the Company, by cash, check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased.

               b. NET ISSUE EXERCISE. In lieu of exercising this Warrant under subparagraph 2(a) above, Hughes may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company, together with notice of such election, in which event the Company shall issue to Hughes a number of Shares computed using the following formula:

                                    X= Y(A-B)
                                       ------
                                          A

Where:    X=   The number of Shares to be issued to Hughes
          Y=   the number of Shares to be exercised under this Warrant at the time of such exercise (which number shall not exceed the total number of Shares exercisable under this Warrant at the time of such tender.)
          A=   the fair market value of one share of Common Stock at the time of such exercise.
          B=   the per share Warrant Price (as adjusted through the date of such exercise.)

For purposes of this subparagraph 2(b), the fair market value of the Common Stock shall be determined as follows:

                         (a)  if traded on a securities exchange, the fair
market value shall be the average of the closing prices over the ten (10) day trading period immediately preceding three days before the day the current fair market value of the securities is being determined; or

                         (b)  if actively traded over-the-counter, the fair
market value shall be deemed to be the average of the closing bid and asked prices quoted on the Nasdaq system (or similar system) over the ten (10) day trading period immediately preceding three days before the day the current fair market value of the securities is being determined.

          The person or persons in whose name(s) any certificate(s) representing Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to Hughes as soon as possible and in any event within fifteen (15) days of receipt of such exercise and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to Hughes as soon as possible and in any event within such fifteen (15)-day period.

          3. STOCK FULLY PAID; RESERVATION OF SHARES. All Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.

          4. ADJUSTMENT OF WARRANT PRICE AND NUMBER OF SHARES. The number and kind of securities purchasable upon the exercise of the Warrant and the Warrant Price shall be subject to adjustment form time to time upon the occurrence of certain events as follows:

               a. RECLASSIFICATION OR MERGER. In case of any recapitalization, reclassification, change or conversion of Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the continuing and surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall execute a new Warrant (in form and substance satisfactory to Hughes) providing that Hughes shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Paragraph 4. The provisions of this subparagraph 4(a) shall similarly apply to successive reclassification, changes, mergers and transfers.

               b. SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price and the number of shares of Common Stock issuable upon exercise hereof shall be proportionately adjusted such that the aggregate exercise price of this Warrant shall at all time remain equal, and such that Hughes will be entitled to receive, after such subdivision or combination, that number of shares Hughes would have been entitled to received in connection with such subdivision or combination if Hughes had exercised this Warrant immediately prior to the effective date of such subdivision or combination..

               c. STOCK DIVIDENDS. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs 4(a) and 4(b), then (i) the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction
(x) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (y) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution and (ii) the number of shares of Common Stock subject to this Warrant shall be proportionately adjusted such that the aggregate exercise price of this Warrant shall at all times remain equal.

               d. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Hughes as the holder of this Warrant against impairment.

               e. NOTICES OF SIGNIFICANT EVENTS. At any time while this Warrant is outstanding and unexpired, in the event the Company undertakes the payment of any dividend or other distribution or a merger or consolidation of the Company with or into any other corporation, or any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed liquidation, dissolution or winding up of the Company, or any proposed amendment to the Company's Articles of Incorporation, or any public offering of its Common Stock the Company shall mail to Hughes, at least twenty (20) days prior to the date of consummating such event, a notice specifying the event and the date on which such event is then proposed to be consummated, and before which it will not be consummated.

          5. NOTICE OF ADJUSTMENTS. Whenever, while this Warrant is outstanding and unexpired, the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall within thirty (30) days of such adjustment deliver a certificate signed by its chief financial officer to Hughes as the registered holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

          6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Warrant Price then in effect.

          7. RIGHTS AS SHAREHOLDER. Hughes, as the holder of the Warrant, shall not be entitled to vote or receive dividends and shall not be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon Hughes as the holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have become deliverable, as provided herein.

          8. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Hughes as follows:

               a. The Company is a corporation duly organized and active under the laws of the State of Oregon and has all requisite corporate power and authority to carry on its business as now conducted.

               b. This Warrant has been duly authorized by all necessary corporate action by the Company and has been duly executed by the Company, and this Warrant represents the valid and binding obligation of the Company enforceable in accordance with the terms set forth herein, except as may be limited by bankruptcy or other similar laws related to creditors' rights or equitable remedies.

               c. The Shares purchasable upon the exercise hereof have been duly authorized and reserved for issuance by the Company and when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws.

               d. The execution and delivery of this Warrant does not, and the issuance of the shares of Common Stock upon exercise of this Warrant in accordance with the terms hereof will not violate or be inconsistent with the Company's Articles of Incorporation and the Company's Bylaws, does not and will not contravene any law, governmental rule or regulation, judgment or order currently applicable to the Company, and does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract, or other instrument of which the Company is a party or by which it is bound or require the consent or approval of, the giving of notice to, the registration with or the taking of any action in respect of or by, any federal state or local governmental authority or agency or other person.

          9. REPRESENTATIONS AND WARRANTIES OF HUGHES. Hughes hereby represents and warrants to the Company the following:

               a. Hughes is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant and the Shares issuable upon exercise of this Warrant. Hughes is acquiring this Warrant and the Shares issuable upon exercise of this Warrant for its own account for investment purposes only and not with a view to any "distribution" thereof that would not otherwise be in compliance with the Act.

               b. Hughes understands that neither this Warrant nor the Shares have been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Hughes' investment intent as expressed herein.

               c. Hughes understands that this Warrant and the Shares issuable upon the exercise of this Warrant must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws, or unless exemptions from registration are otherwise available.

               d. Hughes is aware of the provisions of Rule 144, promulgated under the Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

               e. With respect to any offer, sale or other disposition of this Warrant or any Shares acquired pursuant to the exercise of this Warrant prior to registration of such Warrant or Shares, Hughes hereof and each subsequent holder of this Warrant agrees to (i) give written notice to the Company prior thereto, describing the manner thereof and (ii) if reasonably requested by the Company, an opinion of counsel, reasonably satisfactory to the Company, confirming that such offer, sale or other disposition may be effected without registration or qualification under the Act as then in effect or any federal or state law then in effect.

          10. MODIFICATION AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only if expressly set forth in an instrument in writing signed by the Company and Hughes.

          11. NOTICES. Unless otherwise provided, any notice required or permitted herein shall be given in writing and shall be deemed effectively given upon personal delivery or fax to the party to be notified or three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or such other address as such party may designate by 10 days advance written notice to the other party.

          12. BINDING EFFECT ON SUCCESSORS. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise of this Warrant shall survive the exercise and termination of this Warrant, and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company's expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

          13. LOST WARRANTS OR STOCK CERTIFICATES. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant or any stock certificate and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed, or mutilated Warrant or stock certificate.

          14. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          15. GOVERNING LAW. This Warrant shall be governed by, and construed under, the laws of the State of Oregon as applied to agreements among Oregon residents entered into and to be performed entirely within Oregon.

          16. REGISTRATION RIGHTS. The Shares shall be entitled to those registration rights set forth in that certain Registration Rights Agreement dated as of the date hereof by and among the Company and the shareholders identified therein (the "Registration Rights Agreement"); provided, however, that the Company may, at its discretion, register the Shares by filing a Registration Statement on Form S-8 with the Securities and Exchange Commission, covering the Shares, prior to the filing of any registration statement pursuant to the Registration Rights Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed effective as of the date first above written.

                              ANALOGY, INC.


                              By: /s/ Gary P. Arnold
                                 ----------------------------------------------
                                   Gary P. Arnold
                                   President and Chief Executive Officer





                              Address:  9205 S.W. Gemini Drive
                                        Beaverton, Oregon 97008


/s/ Andrew Hughes
-------------------------
Andrew Hughes

                                    EXHIBIT A

                               NOTICE OF EXERCISE

To:       Analogy, Inc.
          9205 S.W. Gemini Drive
          Beaverton, Oregon 97008
Attn:     ____________________________________

          1. The undersigned hereby elects to purchase __________ shares of Common Stock of Analogy, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

          2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below.

                                   Name:


                                   _____________________________________________

                                   Address:  ___________________________________

                                             ___________________________________